EXHIBIT 99.1

[GRAPHIC OMITTED]                         For more information, please contact:
                                                                 David W. Kloos
                                                        Chief Financial Officer
                                                                 (303) 595-9898

                                                              [GRAPHIC OMITTED]


                     MATRIX BANCORP ANNOUNCES FOURTH QUARTER
                          AND FISCAL YEAR 2004 EARNINGS

February 10, 2004

Denver, Colorado -- Matrix Bancorp, Inc. (NASDAQ: MTXC) (the "Company") today reported net income of $9.6 million for the quarter ended December 31, 2004, or $1.48 per basic and $1.45 per diluted share, as compared to $1.0 million, or $0.16 per basic and diluted share for the quarter ended December 31, 2003. Net income for the quarter ended December 31, 2004 was positively impacted by two separate transactions during the quarter, the first being the sale of Matrix Capital Bank's branch in Sun City, Arizona, on which an after-tax gain of approximately $3.0 million is included in net income, and the second being a $5.0 million after-tax gain on the sale of our joint venture interest in Matrix Settlement and Clearance Services, LLC ("MSCS"), both of which are discussed more fully below. Offsetting a portion of the impact of the transactions was an after-tax charge of approximately $830 thousand related to the transfer of the servicing rights to a third party subservicer, also discussed more fully below. The net income for the quarter ended December 31, 2003 consisted of income from continuing operations of $650 thousand, or $0.10 per basic and diluted share, and income from discontinued operations of $370 thousand, or $0.06 per basic and diluted share.

Richard V. Schmitz, Chairman and Co-CEO noted, "As announced on November 30, 2004, we have sold our 45% membership interest in MSCS. As part of the same transaction, we have agreed to sell substantially all of the assets of the trust operations of Matrix Capital Bank utilized to serve as custodian or trustee for various customers of MSCS in connection with the MSCS mutual fund clearing and settlement activities (the "trust operations assets"), subject to necessary regulatory approvals and other customary conditions. The purchaser is an entity which is controlled by the principals of our previous joint venture partner in MSCS. In consideration of the sale of the 45% membership interest, we received cash and an approximate 5% interest in the new company formed to continue the operations of MSCS. This portion of the transaction closed during the fourth quarter 2004. Upon the sale of the trust operations assets, the Company will receive an additional approximate 2% interest in the new company. The recording of the sale of the assets of the trust operations will be made at the time the consummation of the sale of the trust operations assets. We have also entered into an agreement that continues the depositary relationship at Matrix Capital Bank through at least September 30, 2006 with the new company."

D. Mark Spencer, President and Co-CEO noted, "The sale of Matrix Capital Bank's retail branch in Sun City, Arizona closed on November 1, 2004. The sale included approximately $100.0 million of deposits, as well as the real estate and fixed assets associated with the branch. We anticipate that the sale will have a favorable impact on Matrix Capital Bank from an earnings and operational standpoint, will have limited impact on the liquidity of Matrix Capital Bank, and will allow Matrix Capital Bank to reduce costs associated with the operations of this retail branch location."

Net income for the year ended December 31, 2004 totals $21.9 million, or $3.36 per basic and $3.30 per diluted share, as compared to $2.3 million, or $0.36 per basic and diluted share for the year ended December 31, 2003. The net income for the year ended December 31, 2004 consists of income from continuing operations of $21.8 million, or $3.34 per basic and $3.28 per diluted share, and income from discontinued operations of $140 thousand, or $0.02 per basic and diluted share. The net income for the year ended December 31, 2003 consisted of a loss from continuing operations of $(1.0) million, or $(0.15) per basic and diluted share, and income from discontinued operations of $3.3 million, or $0.51 per basic and diluted share. Discontinued operations include the results of the wholesale production platform at Matrix Financial Services Corporation, which was sold in the third quarter of 2003. The earnings from discontinued operations in the year ended December 31, 2004 reflect a production premium payment of approximately $230 thousand, pursuant to the terms of the sale.

Mr. Spencer commented, "2004 was a year of significant progress for the Company as we were successful in implementing many facets of our strategic plan. We have continued to reduce our exposure to the mortgage banking operations, as during the fourth quarter of 2004 we outsourced the servicing function of our servicing portfolio to a sub-servicer. This will allow us to lower our overall cost structure and convert a significant component of the servicing expense to more of a variable cost versus the fixed overhead that was associated with maintaining our own servicing platform, in line with our strategic goal of expense containment. As part of the move, we recorded a $1.4 million charge related to the write-off of fixed assets and lease obligations and retention packages associated with the servicing function. Over the course of the last 12 months, we have reduced our investment in mortgage servicing rights from approximately $39.7 million to $26.6 million. We may also explore opportunities in 2005 to sell or otherwise reduce our level of exposure to the mortgage servicing asset. The sale of the Las Cruces, New Mexico and Sun City, Arizona retail banking branches of Matrix Capital Bank will allow us to focus on growing our institutional depository relationships and reduce costs associated with the operations of the retail branch locations. We believe this will favorably impact earnings and operational activities, while having a limited impact on the liquidity of Matrix Capital Bank. On the growth side, we have had continued success in the core operations of Matrix Capital Bank, where loan and deposit balances have experienced sustained growth."

Mr. Schmitz continued, "With regard to our fee based businesses, our strategic direction is to continue towards consistent and sustained growth in these business lines, and growing the synergies between the fee based business lines and our core banking operations. We have had another strong year at Matrix Bancorp Trading, where revenues increased 9% over 2003 levels. We utilize the expertise of Matrix Bancorp Trading to assist with opportune purchases and sales of loans and securities for Matrix Capital Bank's portfolio. We are pleased that we were able to retain a minority interest in the operations of Matrix Asset Management, LLC, in which we sold our majority interest effective September 1, 2004. We believe the continuing operations of the new company will experience sustained growth and positive performance. We are also satisfied that we retained a small interest in the new company formed from the sale of MSCS, and have been able to continue the banking relationship of the new company and its customers for Matrix Capital Bank. The strategic divestitures, along with our core operations, have allowed us to increase our capital base, increasing our book value to $13.94 per share at December 31, 2004, improved our liquidity and allowed us to pay down higher priced debt, thereby reducing our interest expense going forward."

The Company's assets totaled $1.89 billion on December 31, 2004, as compared to $1.72 billion at December 31, 2003. The increase is primarily due to purchases of loan portfolios and investment securities at Matrix Capital Bank, which was funded primarily by FHLBank borrowings, and growth in institutional deposits. Loans receivable increased $25.3 million, as compared to December 31, 2003, to $1.37 billion at December 31, 2004. The increase is primarily due to the purchase of single-family mortgage loan portfolios and origination of multi-family and commercial real estate loans at Matrix Capital Bank, offset partially by loans included in the sale of the Las Cruces branches of Matrix Capital Bank in the second quarter of 2004, and repayments and sales of mortgage loans at Matrix Capital Bank and Matrix Financial Services Corporation. Investment securities increased $163.9 million, as compared to December 31, 2003, to $316.4 million at December 31, 2004. This increase occurred due to the purchase of mortgage backed securities, primarily highly rated collateralized mortgage obligations, and pooling into securities of Small Business Administration ("SBA") loans at Matrix Capital Bank, which offset repayments on existing securities.

                              Financial Highlights

Net interest income before provision for loan and valuation losses totaled $11.4 million for the quarter ended December 31, 2004, as compared to $10.0 million for the quarter ended December 31, 2003. Net interest income before provision for loan and valuation losses totaled $42.6 million for the year ended December 31, 2004, as compared to $41.7 million for the year ended December 31, 2003. The Company's net interest margin decreased to 2.66% and 2.68% for the quarter and year ended December 31, 2004, respectively, as compared to 2.82% and 2.88% for the quarter and year ended December 31, 2003, respectively. The change in the net interest margin can be attributed primarily to a decrease in the average rate earned on average interest-earning assets to 4.70% and 4.68% for the quarter and year ended December 31, 2004, respectively, as compared to 4.93% and 5.08% for the quarter and year ended December 31, 2003, respectively. The average balance of interest-earning assets was $1.72 billion and $1.59 billion for the quarter and year ended December 31, 2004, as compared to $1.41 billion and $1.45 billion for the quarter and year ended December 31, 2003. The increase in the average balances as compared to prior year periods reduces the financial impact of the decrease in the rate earned. The effects of the decrease in average rate earned was also partially offset by a decrease in the rate on interest-bearing liabilities to 2.23% and 2.22% for the quarter and year ended December 31, 2004, respectively, as compared to 2.32% and 2.51% for the quarter and year ended December 31, 2003, respectively. The average balance of interest-bearing liabilities increased to $1.57 billion and $1.43 billion for the quarter and year ended December 31, 2004, respectively, as compared to $1.29 billion and $1.27 billion for the quarter and year ended December 31, 2003, which partially offsets the financial benefit of the decrease in the rate paid. Both the decrease in the yield on interest-earning assets and the cost of the interest-bearing liabilities are attributable to the continued low interest rate environment. The drop in yield on interest-earning assets can also be attributed to the sale of the production platform in the third quarter of 2003, as the yields in 2003 included a higher percentage of fixed rate loans related to our origination activities. Subsequent to the sale of the production platform, the fixed rate loans have been replaced by lower yielding adjustable rate and shorter-term fixed rate loans.

The provision for loan and valuation losses was $980 thousand for the quarter ended December 31, 2004 and $3.3 million for the year ended December 31, 2004, as compared to $990 thousand for the quarter ended December 31, 2003 and $3.6 million for the year ended December 31, 2003. The slight decrease in the provision was due to the inclusion in the prior year of additional allowances recorded at Matrix Financial Services Corporation and Matrix Capital Bank at levels that are not present in the period ended December 31, 2004 as nonperforming assets are declining at both entities.

Noninterest income was $26.2 million and $88.4 million for the quarter and year ended December 31, 2004 as compared to $15.7 million and $69.3 million for the quarter and year ended December 31, 2003. Noninterest income for the quarter ended December 31, 2004 includes the $4.9 million pre-tax gain on sale of the Sun City, Arizona branch of Matrix Capital Bank, and the $8.2 million pre-tax gain on the sale of our 45% membership interest in MSCS. Noninterest income for the year ended December 31, 2004 also includes a $5.1 million pre-tax gain on the sale of the Las Cruces branches by Matrix Capital Bank, which occurred in the second quarter of 2004, and the $13.5 million pre-tax gain on the sale of substantially all of the assets of Matrix Asset Management Corporation ("Matrix Asset Management"), which occurred in the third quarter of 2004. Absent the gains on sale of other assets, noninterest income for the quarter ended December 31, 2004 declined due to lower loan administration income to $3.3 million for the quarter ended December 31, 2004 as compared to $4.7 million for the quarter ended December 31, 2003, due to approximately 30.1% lower average balance in our servicing portfolio on which fees are generated, and decreases in our real estate disposition services revenue to $340 thousand for the quarter ended December 31, 2004 as compared to $2.0 million for the quarter ended December 31, 2003 due to the sale of Matrix Asset Management discussed above. For the year ended December 31, 2004, income from loan administration declined $6.4 million to $15.3 million due to the decrease in the average balance of our servicing portfolio. Gain on sales of loans and securities declined as compared to the same period of 2003 by approximately $7.6 million to $6.6 million for the year ended December 31, 2004. The decline is due to marketplace conditions that caused a decrease in the volume of sales of single-family mortgage loans from our loan and servicing portfolios, and a decrease in sales of loans from our SBA loan portfolio.

Noninterest expense was $23.1 million and $95.7 million for the quarter and year ended December 31, 2004, as compared to $24.2 million and $111.0 million for the quarter and year ended December 31, 2003. The fluctuations in our noninterest expense primarily relate to the amortization and impairments/recoveries of impairments associated with our mortgage servicing asset. Amortization of mortgage servicing rights for both the quarter and year ended December 31, 2004 as compared to the same prior year periods, declined by $1.7 million to $3.3 million for the quarter ended December 31, 2004 and $16.4 million to $16.1 million for the year ended December 31, 2004, due to an overall decrease in the outstanding balance of our mortgage servicing rights asset and despite prepayment speeds that remained high at 23.6% and 27.5% for the quarter and year ended December 31, 2004. We recognized a recovery of impairment on mortgage servicing rights of $250 thousand and $2.9 million for the quarter and year ended December 31, 2003, as compared to recoveries of $0 and $440 thousand for the quarter and year ended December 31, 2004. The level of recovery is based on the valuation of the mortgage servicing portfolio, and is impacted by changes in the interest rate environment, among other things. There was also a decrease of $1.5 million and $2.1 million for the quarter and year ended December 31, 2004 as compared to the same periods of 2003, respectively, in compensation and benefits expense to $6.9 million for the quarter ended December 31, 2004 and $32.9 million for the year ended December 31, 2004. This decrease is due to the overall decrease in the number of employees at the Company, which have been reduced with the Matrix Capital Bank branch sales and the sale of substantially all of the assets of Matrix Asset Management. These decreases were offset by increases in levels of subaccounting fees at Matrix Capital Bank of $1.5 million and $1.9 million for the quarter and year ended December 31, 2004, to $2.3 million and $7.7 million for the quarter and year ended December 31, 2004, respectively, due to increased levels of institutional deposits held on which subaccounting services are incurred. Finally, other general and administrative expenses for the year ended December 31, 2004 include the $3.0 million litigation accrual at Matrix Capital Bank related to the settlement with the Trustee in the Island Mortgage bankruptcy, where the year ended December 31, 2003 included $1.9 million in litigation settlements at Matrix Financial Services Corporation. For the quarter and year ended December 31, 2004, we have increases of $2.0 million and $3.0 million, respectively, in repurchase reserves and write-offs of receivables included in other general and administrative expenses due primarily to loans repurchased through representation and warranty provisions related to our discontinued mortgage loan origination business line.

                           Forward-Looking Statements

Certain statements contained in this press release that are not historical facts, including, but not limited to, statements that can be identified by the use of forward-looking terminology such as "may," "expect," "anticipate," "predict," "believe," "plan," "estimate" or "continue" or the negative thereof or other variations thereon or comparable terminology, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve a number of risks and uncertainties. The actual results of the future events described in such forward-looking statements in this press release could differ materially from those stated in such forward-looking statements. Among the factors that could cause actual results to differ materially are: third party claims or actions in relation to the ongoing or future bankruptcies of the Company's customers; interest rate fluctuations; level of delinquencies; defaults and prepayments; general economic conditions; competition; government regulation; possible future litigation; the actions or inactions of third parties, and actions or inactions of those that are parties to the existing or future bankruptcies of the Company's customers or litigation related thereto; unanticipated developments in connection with the bankruptcy actions or litigation described above, including judicial variation from existing legal precedent and the decision by one or more parties to appeal decisions rendered; the risks and uncertainties discussed elsewhere in the annual report and in the Company's current report on Form 8-K, filed with the Securities and Exchange Commission on March 14, 2001; and the uncertainties set forth from time to time in the Company's periodic reports, filings and other public statements.


                                      MATRIX BANCORP, INC. AND SUBSIDIARIES
                                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (Dollars in thousands, except share information)
                                                                              December 31,                December 31,
                                                                                  2004                        2003
                                                                          ---------------------        --------------------
ASSETS                                                                        (Unaudited)

Cash and cash equivalents                                                 $             40,471         $            32,538
Interest-earning deposits and federal funds sold                                         2,398                       1,972
Investment securities                                                                  316,367                     152,508
Loans held for sale, net                                                               989,822                     999,454
Loans held for investment, net                                                         379,717                     344,802
Mortgage servicing rights, net                                                          26,574                      39,744
Other receivables                                                                       35,139                      43,884
FHLBank stock, at cost                                                                  33,481                      30,682
Premises and equipment, net                                                             19,037                      24,981
Bank owned life insurance                                                               21,569                      20,613
Foreclosed real estate                                                                   2,955                       8,538
Other assets, net                                                                       21,330                      24,208
                                                                          ---------------------        --------------------

   Total assets                                                           $          1,888,860         $         1,723,924
                                                                          =====================        ====================

LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities:
Deposits                                                                  $          1,119,159         $           974,059
Custodial escrow balances                                                               51,598                      85,466
FHLBank borrowings                                                                     506,118                     458,204
Borrowed money                                                                          31,573                      47,970
Junior subordinated debentures owed to
  unconsolidated subsidiary trusts                                                      61,835                      66,525
Other liabilities                                                                       23,955                      18,508
Income taxes payable and deferred income tax liability                                   2,307                       3,508
                                                                          ---------------------        --------------------

   Total liabilities                                                                 1,796,545                   1,654,240

Shareholders' equity:
Common stock, $0.0001 par value                                                              1                           1
Additional paid-in capital                                                              21,432                      20,615
Retained earnings                                                                       70,756                      48,859
Accumulated other comprehensive income                                                     126                         209
                                                                          ---------------------        --------------------

   Total shareholders' equity                                                           92,315                      69,684
                                                                          ---------------------        --------------------

   Total liabilities and shareholders' equity                             $          1,888,860         $         1,723,924
                                                                          =====================        ====================

                                           MATRIX BANCORP, INC. AND SUBSIDIARIES
                                         CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                       (Dollars in thousands, except share information)
                                                                 Quarter Ended                         Year ended
                                                                  December 31,                         December 31,
                                                             2004             2003                2004            2003
                                                          ------------     -----------         -----------     ------------
                                                                   (unaudited)                 (unaudited)
Interest and dividend income:
  Loans and securities                                    $    19,842      $   17,135          $   73,363      $    72,667
  Interest-earning deposits                                       339             276               1,063            1,040
                                                          ------------     -----------         -----------     ------------
    Total interest and dividend income                         20,181          17,411              74,426           73,707

Interest expense:
  Deposits                                                      2,979           2,674              10,665           13,339
  Borrowed money and junior subordinated debentures             5,796           4,771              21,134           18,660
                                                          ------------     -----------         -----------     ------------
    Total interest expense                                      8,775           7,445              31,799           31,999

Net interest income before provision for loan and              11,406           9,966              42,627           41,708
valuation losses
Provision for loan and valuation losses                           981             990               3,269            3,641
                                                          ------------     -----------         -----------     ------------
Net interest income after provision for loan and               10,425           8,976              39,358           38,067
valuation losses

Noninterest income:
  Loan administration                                           3,309           4,694              15,253           21,668
  Brokerage                                                     2,742           3,351              10,629           10,873
  Trust services                                                2,088           1,804               7,853            6,781
  Real estate disposition services                                335           2,016               7,786            6,624
  Gain on sale of loans and securities                          2,234           1,912               6,618           14,267
  Gain on sale of other assets                                 13,178               -              31,767                -
  School Services                                                 592             634               2,871            2,420
  Other                                                         1,724           1,264               5,650            6,696
                                                          ------------     -----------         -----------     ------------
    Total noninterest income                                   26,202          15,675              88,427           69,329

Noninterest expense:
  Compensation and employee benefits                            6,941           8,443              32,891           34,984
  Amortization of mortgage servicing rights                     3,321           4,980              16,100           32,497
  Occupancy and equipment                                       1,515           1,605               6,166            6,172
  Postage and communication                                       371             554               2,001            2,435
  Professional fees                                               708             976               3,242            3,357
  Data processing                                               1,191             747               3,005            2,860
  Subaccounting fees                                            2,259             754               7,738            5,845
  Recovery of mortgage servicing rights impairment                  -           (250)               (444)          (2,950)
  Other general and administrative                              6,761           6,376              24,967           25,768
                                                          ------------     -----------         -----------     ------------
    Total noninterest expense                                  23,067          24,185              95,666          110,968

Income (loss) from continuing operations before                13,560             466              32,119          (3,572)
income taxes
  Income tax provision (benefit)                                3,941           (185)              10,359          (2,575)
                                                          ------------     -----------         -----------     ------------

Income (loss) from continuing operations                        9,619             651              21,760            (997)

Discontinued operations:
  Income from discontinued operations, net of income
    tax provision of $0, $241, $89
    and $2,149, respectively                                        -             373                 137            3,322
                                                          ------------     -----------         -----------     ------------

Net income                                                $     9,619      $    1,024          $   21,897      $     2,325
                                                          ============     ===========         ===========     ============



                                          MATRIX BANCORP, INC. AND SUBSIDIARIES
                                        CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                    (Dollars in thousands, except share information)


                                                                   Quarter Ended                          Year ended
                                                                    December 31,                         December 31,

                                                            2004             2003                 2004            2003
                                                        -------------     ------------        -------------    ------------
                                                        (unaudited)       (unaudited)         (unaudited)
Income (loss) from continuing operations
  per share - basic                                     $      1.48       $     0.10          $      3.34      $   (0.15)
                                                        -------------     ------------        -------------    ------------

Income (loss) from continuing operations
  per share - assuming dilution                         $       1.45      $      0.10         $       3.28     $    (0.15)
                                                        -------------     ------------        -------------    ------------

Income from discontinued operations per
  share - basic                                         $          -      $      0.06         $       0.02     $      0.51
                                                        -------------     ------------        -------------    ------------

Income from discontinued operations per
  share - assuming dilution                             $          -      $      0.06         $       0.02     $      0.51
                                                        -------------     ------------        -------------    ------------

Net income per share - basic                            $       1.48      $      0.16         $       3.36     $      0.36
                                                        =============     ============        =============    ============

Net income per share - assuming dilution                $       1.45      $      0.16         $       3.30     $      0.36
                                                        =============     ============        =============    ============



                                          MATRIX BANCORP, INC. AND SUBSIDIARIES
                                         OPERATING RATIOS AND OTHER SELECTED DATA
                                      (Dollars in thousands, except share information)


                                                                   Quarter Ended                      Year ended
                                                                   December 31,                       December 31,

                                                             2004             2003               2004            2003
                                                         ------------    ------------        -----------      -----------
                                                                                    (Unaudited)

Weighted average shares - basic                             6,523,474       6,498,765           6,520,239        6,494,803
Weighted average shares - assuming dilution                 6,653,303       6,538,089           6,630,006        6,539,195
Number of shares outstanding at end of period               6,620,850       6,518,981           6,620,850        6,518,981

Average Balances
  Loans receivable                                       $  1,443,948    $  1,310,483        $  1,373,246     $  1,376,723
  Interest-earning assets                                   1,717,064       1,413,472           1,590,431        1,449,998
  Total assets                                              1,895,106       1,613,021           1,779,320        1,666,097
  Interest-bearing deposits                                   905,765         733,139             810,946          786,797
  FHLBank and other borrowings                                665,070         552,903             618,645          487,098
  Interest-bearing liabilities                              1,570,835       1,286,042           1,429,591        1,273,895
  Shareholders' equity                                         86,903          68,019              76,491           68,999

Operating Ratios & Other Selected Data (1)
  Return on average equity                                    44.28 %          3.83 %             28.45 %         (1.45) %
  Net interest margin (2)                                      2.66 %          2.82 %              2.68 %           2.88 %
  Net interest margin - Matrix Capital Bank                    2.96 %          2.91 %              2.98 %           2.92 %
  Balance of servicing portfolio                         $  2,258,840    $  3,183,536        $  2,258,840     $  3,183,536
  Average prepayment rate on owned servicing                    23.6%          30.3 %              27.5 %           35.4 %
portfolio
  Book value per share (end of period)                   $      13.94    $      10.68        $      13.94     $      10.68


Loan Performance Ratios (1)
  Net charge offs/average loans                                0.21 %          0.06 %              0.14 %           0.23 %
  Allowance for loan and valuation losses/total                0.81 %          0.72 %              0.81 %           0.72 %
loans


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(1)  Calculations  are based on  average  daily  balances  where  available  and monthly averages otherwise, as applicable.
(2) Net interest margin has been calculated by dividing net interest income before loan and valuation loss provision by average interest-earning assets.

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